CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (the "Agreement") is made and entered into effective the date it is signed by the last to sign as set forth below by and between Optima Ventures, Inc. (the "Consultant") whose principal place of business is, Houston, Texas and AuGRID Corporation (the "Client") whose principal office address is 2275 E 55th Street - II Floor, Cleveland, Ohio 44103

         Whereas, Client is a private corporation which is engaged in the business of high-tech flat panel devices; and

         WHEREAS, Consultant is in the business of providing services for the location of corporations publicly traded, and arranging for mergers with such companies; and

         WHEREAS, the Client deems it to be in its best interest to retain Consultant to render to the Client services as may be needed; and

         WHEREAS, Consultant is ready, willing and able to render such consulting and advisory services to the Client as hereinafter described on the terms and conditions more fully set forth below, the parties hereby agree:

         1. CONSULTING SERVICES. The Client hereby retains the Consultant as an independent business consultant to the Client, and the Consultant hereby accepts and agrees to such retention. The Consultant shall render to the Client the services as set forth in Exhibit "A" attached hereto and by reference incorporated herein.

         It is acknowledged and agreed by the client that Consultant carries no professional .licenses, and is not agreeing to act as a market-maker or render legal advice, perform accounting services, nor act as an investment advisor or broker-dealer within the meaning of applicable state and federal securities laws. It is further acknowledged and agreed by the Client that the services to be provided to the Client hereunder are presently not contemplated to be rendered in connection with the offer and sale of Securities to the public in a capital raising transection, although Client may request services of Consultant upon that subject. The Consultant shall not be required to serve Client exclusively, nor shall Consultant be required to render any specific number of hours or assign specific personnel to the Client or its projects.

         2. INDEPENDENT CONTRACTOR The parties agree that Consultant shall be an independent contractor in the performance of its duties hereunder. Nothing contained herein shall be considered as creating an employer-employee relationship between the parties to this Agreement. The Client shall not make social security, workers' compensation or unemployment insurance payments on behalf of Consultant. The parties hereto acknowledge and agree that Consultant cannot guarantee the results or effectiveness of any of the services rendered or to be rendered by Consultant hereunder. Rather, Consultant shall conduct its operations and provide its

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services in a professional manner and in accordance with good industry practice.
Consultant will use its best efforts but does not promise results.

         3. TIME. PLACE AND MANNER OF PERFORMANCE. The Consultant shall be available for advice and counsel to the officers and directors of the Client at such reasonable and convenient times and places as may be mutually agreed upon. Except as aforesaid, the time, place and manner of performance of the services hereunder, including the amount of time to be allocated by the Consultant to any specific service, shall be determined at the sole discretion of the Consultant

         4 TERM OF AGREEMENT. This agreement has no specific term. It is contemplated that the agreement shall endure for the length of time to complete the services described in Exhibit "A".

         5. COMPENSATION AND EXPENSES. As consideration for the services to be provided for the Client by the Consultant, as fully set forth in Exhibit "A". The Client agrees to compensate Consultant as set forth in Exhibit "B". Consultant shall be solely responsible for all expenses and disbursements anticipated to be made in connection with its performance under this Agreement. Client agrees that it shall take no action which has the effect of diluting the per centage of issued and outstanding shares of capital stock of Consultant, nor to devalue the market value of such shares.

         6. DUTIES AND OBLIGATIONS OF CLIENT.

                  (a) Client shall furnish to Consultant such current information and data as necessary for Consultant to effectively complete the project defined in Schedule "A", and afford a sound basis its advice to the Client, and shall provide such current information on. a regular basis, including, at a minimum:.

     (i) Financial  Information:  Balance  Sheet,  Income  Statement,  Cash Flow
Analysis and Sales Projection, Officers and Directors' resumes or Curriculum Vitae; and


                  (a) Client will notify Consultant in writing at least 30 days prior to issuing or selling any of clients stock to anyone considered an "insider".

                  (b) Client will not cause to be effected a change or split of the Client stock during the term of this Agreement without at least five (5) days prior written notice to Consultant.

                  (c) Client shall be responsible for advising Consultant of any information or facts which would affect the accuracy of any prior data and information to Consultant.


7.       TERMINATION

                  (a) Without cause, Consultant's relationship with the Client hereunder may be terminated at any time by mutual written agreement of the parties hereto.


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                  (b) Without cause, this Agreement shall terminate upon the dissolution, bankruptcy or insolvency of the Client.

                  (c) For cause, and without excusing the Client's obligations under Section 5 above, Consultant shall have the right and option to terminate this Agreement should the Client violate any law, ordinance, permit or regulation of any governmental authority, except for violations which either singularly or in the aggregate do not have or will not have a material adverse effect on the operations of the Client.

                  (d) For cause, this Agreement may be terminated by either party for default of the other party hereto, after giving written notice to the other party specifically detailing all and any event(s) of default if the party in default fails to cure such default within fifteen (15) days after such written notice.

         8. WORK PRODUCT. It is agreed that all information and materials produced for the Client shall be the property of the Consultant, free and clear of all claims thereto by the Client, and the Client shall retain no claim for authorship therein.

         9. CONFIDENTIALITY. The Consultant recognizes and acknowledges that it has and will have access to certain confidential information of the Client and its affiliates. The Consultant will not, during the term of the Agreement disclose, without the prior written consent or authorization of the Client, any such information to any person and or any organization, for any reason or purpose whatsoever. In this regard, the Client agrees that such authorization or consent to disclose may be conditioned upon the disclosure being made pursuant to a secrecy agreement, protective order, provision of statute, rule, regulation or procedure under which the confidentiality of the information is maintained in the hands of the person to whom the information is to be disclosed or in compliance with the terms of a judicial order or administration process. All information is deemed confidential.

         10. CONFLICT OF INTEREST. The Consultant shall be free to perform services for other persons. The Consultant will notify the Client of its performance of consultant services for any other person, which could conflict with its obligations under this Agreement, whereupon Client shall either consent or object to such outside consulting activities by the Consultant; a failure to object or to terminate this Agreement, within seven (7) days of receipt of written notice of conflict, shall constitute the Clients' ongoing consent to the Consultant's outside consulting services.

         11. DISCLAIMER OF RESPONSIBILITY FOR ACTS OF THE CLIENT. The obligations of Consultant described in this Agreement consist solely of the furnishing of

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information and advice to the Client in the form of services. In no event shall
Consultant be required by this Agreement to represent or make management decisions for the Client. All final decisions with respect to acts and omissions of the Client or any affiliates and subsidiaries, shall be those of the Client or such affiliates and subsidiaries, and Consultant shall under no circumstances be liable for any expense incurred or loss suffered byte Client as a consequence of such acts or omissions.

         12. INDEMNIFICATION. The Client shall protect, defend, indemnify and hold Consultant and its assigns and attorneys, accountants, employees, officers and directors harmless from and against all losses, liabilities, damages, judgments, claims, counterclaims, demands, actions, proceedings costs and expenses (including reasonable attorney fees) of every kind and character resulting from, relating to or arising out of (a) the inaccuracy, non-fulfillment or breach of any representation, warranty, covenant or agreement made by the Client; or (b) any legal action, including any counterclaim, based on any representation, warranty, covenant or agreement made by the Client herein; or negligence or willful misconduct by the Client.

         13. NOTICES. Any notices required or permitted to be given under this Agreement shall be sufficient if in writing and delivered or sent by:

                  (a) Registered or Certified Mail to the principal office of the other party, postage prepaid with return receipt requested deposited in a proper receptacle of the United States Postal Service or its successors. Said notice shall be addressed to the intended recipient. A written notice sent in conformity with this provision shall be deemed delivered as of the date shown "delivered" on the return receipt; or

                  (b) If transmitted by Prepaid Telegram or by Telephone Facsimile Transmission if receipt is acknowledged by the addressee or its fax machine confirmation Notice so transmitted by telegram or facsimile transmission shall be effective only if receipt of transmission is acknowledged by an appropriate machine or written confirmation, and such notice shall be deemed effective on the next business day after transmission or

                  (c) Notice given in any other manner shall be effective only if proven to have been received by the addressee. For purpose of notice, the address of each party shall be the address set forth above; Provided, however, that each party shall have the right to change its address for notices hereunder to another location(s) within the continental United States by giving 30 days' written notice to the other party in the manner set forth herein.

         14. WAIVER OF BREACH. Any waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by any party.

         15. ASSIGNMENT. This Agreement and the rights and obligations of the Consultant hereunder shall not be assignable without the written consent of the Client.

         16. APPLICABLE LAW. It is the intention of the parties hereto that this Agreement and the performance hereunder and all suits and special proceedings hereunder be construed in accordance with and under and pursuant to the laws of the State of Texas and that in any action, special proceeding or other proceeding that may be brought arising out of, in connection with or by reason of this Agreement the laws of the State of Texas shall be applicable and shall govern to the exclusion of the law of any other forum, without regard to the jurisdiction on which any action or special proceeding may be instituted.

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         17. SEVERABILITY. All Agreements and covenants contained herein are severable, and in the event any of them shall be held to be invalid by any competent court, the Agreement shall be interpreted as if such invalid agreements or covenants were not contained herein.

         18. ENTIRE AGREEMENT, This Agreement constitutes and embodies the entire understanding and agreement of the parties and supercedes and replaces all prior understandings agreements, representations and negotiations between the parties.

         19. WAIVER AND MODIFICATION. Any waiver, alteration, or modification of any of the provisions of this Agreement shalt be valid only if made in writing and signed by the parties hereto. Each party hereto, may waive any of its rights hereunder without effecting a waiver with respect to any subsequent occurrences or transactions.

         20. BINDING ARBITRATION. As concluded by the parties hereto, any controversy between the parties hereto involving any dispute or claim by, through or under, or the construction or application of any terms, covenants, or conditions of, this agreement, shall on the written request of one party served upon the other, be submitted to arbitration, and such arbitration shall comply with and be governed by the provisions of the Federal Arbitration Act as it may be amended; Provided that Arbitration shall be conducted in Harris County, Texas and be conducted by the American Arbitration Association ("AAA"). The FAA rules shall apply, and the AAA rules shall apply if not in conflict with the FAA rules. All evidence shall be subject to the Federal Rules of Civil Evidence. There will be three (3) Arbiters, one to be selected by Client and one to be selected by Consultant. The two selected Arbiters will select a third Arbiter who will be an attorney or former judge having been licensed for at least 5 years as an attorney in Texas; and who shall be the administrator of the panel.

         21. COUNTERPARTS AND FACSIMILE SIGNATURE. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Execution and delivery of this Agreement by exchange of facsimile copies bearing the facsimile signature of a party hereto shall constitute a valid and binding execution and delivery of this Agreement by such party. Such facsimile copies shall constitute enforceable original documents.

         IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement, effective as of this 7 day of January, 2003.



                                              CLIENT CONSULTANT

AuGRID Corporation                              OPTIMA, INC.


By: /s/ MJ SHAHEED                           By: /s/ AHMAD ALYSIN
    --------------                               ----------------
    MJ Shaheed, PRESIDENT                        AHMAD ALYASIN, PRESIDENT


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                                   "EXHIBIT A"

Consultant shall provide services to Client as an independent consultant. Consultant shall assist the Client a publicly traded company, in the areas of public awareness and marketing, seeking and creating relationships with other organizations for growth and sale of high-tech flat panel devices, upon terms acceptable to Client, and, assist with financing such operation, make itself available to consult with the board of directors and officers and representatives of Client at reasonable times concerning matters pertaining to the overall performance of its duties hereunder, and actions necessary thereto on the part of Client.


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                                   EXHIBIT B

         Client shall compensate Consultant for the services rendered by consultant under this agreement, as follows: Shares of common stock of the company, the number agreed upon to be registered in an S8 filing.


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